SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Dated of Report: February 19, 1998


                                 RENO AIR, INC.
             (Exact name of registrant as specified in its charter)


        Nevada                       0-20360                 88-0259913
(State or other jurisdiction      (Commission File        (IRS Employer
    of incorporation                  Number)              Identification No.)


       220 Edison Way                                          89502
    Reno, Nevada 89502                                      (Zip Code)
(Address of Principal Executive
          Offices)

                                 (702) 954-5000
              (Registrant's telephone number, including area code)

ITEM 5.  Other Events

     On February 19, 1998, Joseph R. O'Gorman was elected Chairman of the Board of Directors, President and Chief Executive Officer of the Company, replacing Robert W. Reding, who had been President, Chief Executive Officer and a director. Reno Air's former Chairman, Lee M. Hydeman, assumed the position of Chairman of the Board's Executive Committee and continues as a director.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            RENO AIR, INC.

                                            By:  /s/ROBERT M. ROWEN
                                            Robert M. Rowen
                                            Vice President and General Counsel
                                            and Secretary